UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	98-0204736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 NW 4th Street
Gainesville, Florida	32607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 28, 2013, Dale Bergman and Paul Jenssen were appointed to the board of directors of the Registrant.

Mr. Bergman, 57, has practiced corporate and securities law for over 25 years, with specialty in advising emerging and mid-market public companies in their growth.  Since March 2011, he has been a partner in the Ft. Lauderdale office of Roetzel & Andress, LPA.  From May 2009 to March 2011, he was a partner in the Ft. Lauderdale office of Arnstein & Lehr and from January 2004 to April 2009, he was a member of Kluger, Peretz, Kaplan & Berlin, P.L., a Miami-Florida based law firm.  Mr. Bergman does not currently serve as a director of any reporting companies.  Mr. Bergman, who is a member of the Florida and New York bars, holds a bachelor’s degree from Columbia College of Columbia University and a J.D. from Harvard Law School.  The Registrant believes that his lengthy experience in advising emerging and mid-market public companies in their growth makes him a valuable addition to the board of directors.

The board of directors expects to appoint Mr. Bergman to its audit committee.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Bergman is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Bergman or modification thereto, under any such plan, contract or arrangement in connection with any such event.

As reported in its Current Report on Form 8-K filed on January 15, 2013, effective as of January 10, 2013, the Registrant appointed Mr. Paul Jenssen, 56, as its Chief Financial Officer, corporate treasurer and secretary.  Mr. Jenssen will be working under a consulting agreement, will be paid a weekly retainer of $1,120 for the first eight hours of work. Time above eight hours will be paid at $125/hour, with a certain discount for the initial period. In addition he may be granted stock options at the Company's discretion.

Mr. Jenssen has over 35 years of experience in strategic planning, process improvement, finance and accounting. He started his career at Deloitte Touche (1978-1984) before becoming Treasurer at Associated Press (1984-1998). In addition to working as a consultant since 1998, he was the CFO, COO and a Senior Managing Director at Rothschild North America investment bank (1998-2006).  From 2006 until the present, Mr. Jenssen was the President of Jenssen Consulting, a business involved in providing strategic planning, process improvement, finance and accounting related services. Mr. Jenssen does not serve as a director of any other reporting company. Mr. Jenssen is a CPA, has an MBA from Columbia University in New York and has held several securities licenses. The registrant believes that Mr. Jenssen’s financial and investment banking experiences makes him a valuable addition to its board of directors.

There are no arrangements or understandings between Mr. Bergman or Mr.Jenssen and any other persons pursuant to which either of them was selected as a director. There is no family relationship between Mr. Bergman or Mr. Jenssen and any of the other executive officers or directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: February 28, 2013
/s/ Paul Jenssen
Paul Jenssen, Chief Financial Officer